EXHIBIT 4.2
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                SECOND SUPPLEMENTAL INDENTURE

                  Dated as of June 24, 1994


     This Second Supplemental Indenture, dated as of June 24, 1994, is among U S WEST Financial Services, Inc., a corporation organized and existing under the laws of the State of Colorado (the "Company"), U S WEST, Inc., a corporation organized and existing under the laws of the State of Colorado ("U S WEST" or the "Guarantor"), and The Chase Manhattan Bank, N.A., a national banking association duly organized under the laws of the United States of America (the "Trustee").

                           RECITALS:

     A. The Company, U S WEST and the Trustee have executed and delivered an Indenture, dated as of November 1, 1986 (the "Original Indenture"), as amended by the First Supplemental Indenture, dated as of September 24, 1990 (the "First Supple-mental Indenture" and, together with the Original Indenture, the "Indenture").

     B. The Securities issued under the Indenture have the benefit of an Amended and Restated Support and Capital Subscription Agreement (the "Support Agreement"), dated as of January 5, 1990, among U S WEST, U S WEST Capital Corporation, a Colorado corporation and wholly-owned subsidiary of U S WEST ("Capital Corp."), and the Company, pursuant to which U S WEST agreed to provide financial support to the Company.

     C. U S WEST, Capital Corp. and the Company purpose to terminate the Support Agreement and replace it with a direct guarantee by U S WEST of all outstanding indebtedness of the Company for money borrowed, including the indebtedness evidenced by the Securities issued under the Indenture.

     D. The Company and U S WEST have, by appropriate corporate action, duly resolved and determined to execute this Second Supplemental Indenture for the purposes of providing for the termination of the Support Agreement and setting forth certain rights and obligations of U S WEST, in its capacity as payment guarantor with respect to the Securities.

     E. Section 9.01 of the Indenture provides that the Company, U S WEST and the Trustee may enter into one or more supplemental indentures without the consent of any Securityholder for certain specified purposes, including to make any change that does not adversely affect the rights of any Securityholder in any material respect.


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     F.  Simultaneously with the delivery of this Second Supple-
mental Indenture, the Company is furnishing to the Trustee its certificate and opinion to the effect that all conditions precedent to the execution of this Second Supplemental Indenture have been complied with.

     NOW, THEREFORE, it is agreed as follows:

                          ARTICLE ONE

               Relation to Indenture; Definitions

     Section 1.01 This Second Supplemental Indenture constitutes an integral part of the Indenture.

     Section 1.02  For all purposes of this Second Supplemental
Indenture:

          (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture.

          (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Indenture as amended by this Second
Supplemental Indenture.

          (3)  The terms "hereof," "herein," "hereby," "hereto,"
"hereunder," and "herewith" refer to this Second Supplemental
Indenture.

                          ARTICLE TWO

                   Amendments to the Indenture

     Section 2.01. DEFINITIONS. Section 1.01 of the Indenture is amended so that the following definitions are added thereto or amended to read as follows:

          "Guarantee" means the unconditional guarantee of the payment of the principal of or any premium or interest on the Outstanding Securities (as defined in the Guarantee Agreement) by the Guarantor, as set forth in the Guarantee Agreement.

          "Guarantee Agreement" means the Termination Agreement and Guarantee dated as of June 24, 1994 among the Company, U S
WEST and Capital Corp.

          "Guarantor" means U S WEST until a successor shall become such pursuant to the applicable terms of the Guarantee
Agreement and thereafter "Guarantor" shall mean such successor.

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          "Guarantor's Officers' Certificate" means a certificate
signed by the President, any Executive Vice-President or any Vice-President of the Guarantor and by any other Officer of the Guarantor.

          "Officer" means, with respect to the Company or the Guarantor, the President, any Executive Vice-President, Vice-
President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, the Controller or any Assistant
Controller.

          "Opinion of Counsel" means a written opinion of legal counsel who is acceptable to the Company or the Guarantor, as the case may be. The counsel may be an employee of or counsel to the Company or the Guarantor, as the case may be.

     Section 2.02.  INCORPORATION BY REFERENCE OF TRUST INDENTURE
ACT. Section 1.03 of the Indenture is amended by replacing the definition of "obligor" with the following:

          "Obligor" on the indenture securities means the Company and U S WEST, if and as long as U S WEST is liable with respect to any payment of principal of, premium, if any, and interest on any Security as a result of the Company's default in the timely payment of any amount due with respect to any Security.

     Section 2.03. REGISTRAR AND PAYING AGENT. Section 2.04 of the Indenture is replaced by the following:

          The Company or the Guarantor shall maintain in the Borough of Manhattan, The City of New York, State of New York, an office or agency where Registered Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in The City of New York, where (subject to Sections 2.05 and 2.08) Securities may be presented for payment ("Paying Agent"). With respect to any Series of Securities issued in whole or in part as Unregistered Securities, the Company or the Guarantor shall maintain one or more Paying Agents located outside the United States and its possessions and shall maintain such Paying Agents for a period of two years after the principal of such Unregistered Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax law or regulations, the Company or the Guarantor will maintain a Paying Agent outside the United States and its possessions to which the Unregistered Securities or coupons appertaining thereto may be presented for payment and will provide the necessary funds therefor to such Paying Agent upon reasonable notice. The Registrar shall keep a register with respect to each Series of Securities issued in whole or in part as Registered Securities and as to their

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transfer and exchange.  The Company or the Guarantor may appoint one or more co-Registrars and one or more additional Paying Agents for each Series of Securities and the Company or the Guarantor may terminate the appointment of any co-Registrar or Paying Agent at any time upon notice. The term "Registrar" includes any co-Registrar. The term "Paying Agent" includes any additional Paying Agent. The Company or the Guarantor shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company or the Guarantor fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Company and the Guarantor each initially appoints the Trustee as Registrar and Paying Agent.

     Section 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.  Section
2.06 of the Indenture is replaced by the following:

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any or all Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal or interest on such Series of Securities, and that the Paying Agent will notify the Trustee of any default by the Company or the Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company or a subsidiary acts as Paying Agent, it shall segregate the money held by it for the payment of principal or interest on any Series of Securities and hold such money as a separate trust fund. The Company or the Guarantor at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon so doing the Paying Agent shall have no further liability for the money so paid.

     Section 2.05.  REPLACEMENT SECURITIES.  Sections 2.09 (b),
(c) and (d) of the Indenture are replaced by the following:

          (b) If the Holder of a Security claims that the Security or any coupon appertaining thereto has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Registered Security, if such Holder's claim pertains to a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the lost, destroyed or wrongfully taken Unregistered Security or the Unregistered Security to which such lost, destroyed or wrongfully taken coupon appertains, if such Holder's claim pertains to an Unregistered Security, of the same Series and containing identical terms and provisions, if the Trustee's requirements are met; provided, however, that the

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Trustee, the Company or the Guarantor may require any such Holder to provide to the Trustee, the Company or the Guarantor security or indemnity sufficient in their judgment to protect each of them and any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge the party requesting a replacement Security for its expenses in replacing a Security.

          (c) Every replacement Security is an additional obligation of the Company and the Guarantor.

          (d) Notwithstanding anything to the contrary contained herein, replacement Securities need not be issued under any of the circumstances described in Section 2.09 if the Company, the Guarantor or the Trustee has notice that the mutilated, lost, destroyed or wrongfully taken Security has been acquired by a bona fide purchaser.

     Section 2.06. CANCELLATION. Section 2.13 of the Indenture is replaced by the following:

          The Company or the Guarantor at any time may deliver Securities and coupons to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities and coupons surrendered to them for registration of transfer, or for exchange or payment. Except as authorized by this Indenture, the Trustee shall cancel all Securities and coupons surrendered for registration of transfer, or for exchange, payment or cancellation and may dispose of cancelled Securities and coupons as the Company or the Guarantor, as the case may be, directs; provided, however, that any Unregistered Securities of a Series delivered to the Trustee for exchange prior to maturity shall be retained by the Trustee for reissue as provided herein or in the Securities of such Series. The Company may not issue new Securities to replace Securities that it or the Guarantor has paid or delivered to the Trustee for cancellation.

     Section 2.07.  SUPPORT AGREEMENT.  Section 2.15 of the
Indenture is deleted.

     Section 2.08. WHEN THE COMPANY MERGES, ETC. Section 5.01 of the Indenture is amended by adding the following after the first paragraph:

          No such consolidation, merger, transfer or lease shall be permitted by this Section 5.01 unless prior thereto the Guarantor shall have delivered to the Trustee a Guarantor's Officers' Certificate and an Opinion of Counsel, each stating that the Guarantor's obligations under the Guarantee Agreement

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and the Guarantee shall remain in full force and effect there-
after.

     Section 2.09. WHEN THE GUARANTOR MAY MERGE, ETC. Article 5 of the Indenture is amended by adding the following:

          Section 5.02. WHEN THE GUARANTOR MAY MERGE, ETC. The Guarantor may consolidate with, or merge into, or be merged into, or transfer or lease its properties and assets substantially as an entirety to, any person provided (i) the person is a corporation, (ii) the person assumes by supplemental indenture all the obligations of the Guarantor under the Securities and any coupons appertaining thereto and under this Indenture, (iii) the person expressly assumes by an appropriate instrument, in form satisfactory to the Trustee, the obligations of the Guarantor under the Guarantee Agreement and the Guarantee and (iv) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing. Thereafter all such obligations of the Guarantor shall terminate.

     Section 2.10.  EVENTS OF DEFAULT.  Sections 6.01 of the
Indenture is replaced by the following:

          In "Event of Default" occurs with respect to the Securities of any Series if:

          (1) a default in the payment of interest on any Security of that Series occurs when the same becomes due and payable and the Default continues for a period of 90 days;

          (2) a default in the payment of the principal of any Security of that Series occurs when the same becomes due and payable at maturity, upon redemption or repayment or otherwise;

          (3) the Company or the Guarantor fails to comply with any of its other agreements in the Securities of that Series, in this Indenture or in any supplemental indenture under which the Securities of that Series may have been issued and the Default continues for the period and after the notice specified below;

          (4) the Company or the Guarantor pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C)  consents to the appointment of a Custodian of
it for all or substantially all of its property, or
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               (D)  makes a general assignment for the benefit of
its creditors; or

          (5) a court of competent jurisdiction enters an order under any Bankruptcy Law that:

               (A) is for relief against the Company or the Guarantor in an involuntary case,

               (B) appoints a Custodian of the Company or the Guarantor for all or substantially all of its property, or

               (C) orders the liquidation of the Company or the Guarantor, and the order or decree remains unstayed and in effect for 90 days.

          (6) The Guarantee Agreement is not (or is claimed by U S WEST not to be) in full force and effect or the Guarantee is purported to be modified, amended or terminated, other than strictly in accordance with its terms, without the consent of the Securityholders.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of all the outstanding Securities of that Series notify the Company and U S WEST (and the Trustee in the case of notification by such Holders) of the Default and the Company or U S WEST, as the case may be, does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

     Section 2.11. ACCELERATION. Section 6.02 of the Indenture is replaced by the following:

          If an Event of Default occurs with respect to the Securities of any Series and is continuing, the Trustee, by notice to the Company and the Guarantor, or the Holders of at least 25% in principal amount of all of the outstanding Securities of that Series, by notice to the Company, the Guarantor and the Trustee, may declare the principal (or, if the Securities of that Series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that Series) of all the Securities of that Series to be

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due and payable.  Upon such declaration, such principal (or, in the case of Original Issue Discount Securities, such specified amount) shall be due and payable immediately. The Holders of a majority in principal amount of all of the Securities of that Series, by notice to the Trustee, may rescind such a declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

     Section 2.12.  OTHER REMEDIES AVAILABLE TO THE TRUSTEE.
Section 6.03(a) of the Indenture is replaced by the following:

          (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities of the Series that is in default or to enforce the performance of any provision of the Securities of that Series or this Indenture and any supplemental indenture or the Guarantee.

     Section 2.13.  COLLECTION SUITS BY THE TRUSTEE.  Section
6.08 of the Indenture is replaced by the following:

          If an Event of Default specified in Section 6.01(1) or
(2) occurs and continues for the period specified therein, if any, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantor for the whole amount of such principal and interest then in default.

     Section 2.14.  TRUSTEE MAY FILE PROOFS OF CLAIM.  Section
6.09 of the Indenture is replaced by the following:

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relating to the Company, the Guarantor, their creditors or their property.

     Section 2.15.  RIGHTS OF TRUSTEE.  Section 7.02(b) of the
Indenture is replaced by the following:

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel or require an Officers' Certificate, a Guarantor's Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Board Resolution, the written advice of counsel acceptable to the Company, the Guarantor and the Trustee, a certificate of an Officer or Officers delivered pursuant to Section 2.02(b), an Officers'

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Certificate, a Guarantor's Officers' Certificate or an Opinion of
Counsel.

     Section 2.16.  REPORTS BY THE TRUSTEE TO HOLDERS.  Section
7.06(b) of the Indenture is replaced by the following:

          (b) At the time that it mails such a report to Securityholders of any Series, the Trustee shall file a copy of that report with the SEC and with each stock exchange on which the Securities of that Series are listed. The Company or the Guarantor shall provide written notice to the Trustee when the Securities of any Series are listed on any stock exchange.

     Section 2.17.  COMPENSATION AND INDEMNITY.  Sections
7.07(a), (b), (c) and (d) of the Indenture are replaced by the following:

          (a) The Company or the Guarantor shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company or the Guarantor shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          (b) The Company and the Guarantor shall indemnify the Trustee against any loss or liability incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder. Promptly after receipt by the Trustee of notice of a claim for which it may seek indemnity, the Trustee shall notify the Company and the Guarantor of such claim. The Company and the Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company and the Guarantor shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantor need not pay for any settlement made without its consent.

          (c) The Company and the Guarantor need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

          (d) To secure the payment obligations of the Company and the Guarantor pursuant to this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of a Series.

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     Section 2.18.  REPLACEMENT OF TRUSTEE.  Sections 7.08(b),
(c), (d) and (f) are replaced by the following:

          (b) The Trustee may resign with respect to the Securities of any Series by so notifying the Company and the Guarantor. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee, the Company and the Guarantor, and may appoint a successor Trustee for such Series with the Company's and the Guarantor's consent. The Company or the Guarantor may remove the Trustee with respect to Securities of any Series if:

               (1)  the Trustee fails to comply with Section
7.10;
               (2) the Trustee is adjudged a bankrupt or an insolvent;
               (3) a receiver or public officer takes charge of the Trustee or its property; or
               (4)  the Trustee becomes incapable of acting.

          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to Securities of any Series, the Company and the Guarantor shall promptly appoint a successor Trustee for such Series.

          (d) If a successor Trustee with respect to the Securities of any Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Guarantor or the Holders of a majority in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Guarantor. Thereupon, the resignation or removal of the retiring Trustee for any Series of Securities shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to all Series of Securities for which the successor Trustee is to be acting as Trustee under this Indenture. The retiring Trustee shall promptly transfer all property held by it as Trustee with respect to such Series of Securities to the successor Trustee subject to the lien provided for in Section 7.07. The Company or the Guarantor shall give notice of each appointment of a successor Trustee for any Series of Securities by publishing notice of such event once in an Authorized Newspaper in each of The City of New York, London, and, if Securities of that Series

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are listed on The Luxembourg Stock Exchange, Luxembourg, and by mailing written notice of such event by first-class mail to the Holders of Securities of such Series entitled to receive reports pursuant to Section 4.02(c).

     Section 2.19.  TERMINATION OF THE COMPANY'S AND THE
GUARANTOR'S OBLIGATIONS. Section 8.01(b) of the Indenture is replaced by the following:

          (b) However, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 7.07, 7.08, 8.03 and
8.04, and the Guarantor's obligations in Sections 2.04, 2.06, 2,09, 7.07, 7.08, 8.03 and 8.04 shall survive until the Securities are no longer outstanding. Thereafter the Company's and the Guarantor's obligations in Sections 7.07, 8.03 and 8.04 shall survive.

     Section 2.20.  REPAYMENT TO THE COMPANY AND THE GUARANTOR.
Section 8.03 of the Indenture is retitled "Repayment to the Company and the Guarantor" and is replaced by the following:

          (a) The Trustee and the Paying Agent shall promptly pay to the Company (or to the Guarantor if deposited by the Guarantor) upon request any money or securities held by them at any time in excess of that required for the payment of principal or interest on the Securities subject to the provisions of
Section 7.07(d).

          (b) The Trustee and the Paying Agent shall pay to the Company (or to the Guarantor if deposited by the Guarantor) upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company or to the Guarantor for payment as general creditors unless an abandoned property law designates another person.

     Section 2.21. WITHOUT CONSENT OF HOLDERS. Section 9.01(4) of the Indenture is replaced by the following:

          (4) to add to the covenants of the Company or the Guarantor, for the benefit of the Holders of all or any Series of Securities (and if such covenants are to be for the benefit of less than all Series of Securities, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon the Company or the Guarantor;

     Section 2.22.  CERTIFICATE AND OPINION AS TO CONDITIONS
PRECEDENT. Section 11.04 of the Indenture is replaced by the following:

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          Upon any request or application by the Company or the
Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee:

               (1) an Officer's Certificate or a Guarantor's Officers' Certificate, as the case may be, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 2.23.  SECURITIES IN FOREIGN CURRENCIES.  Section
11.12 of the Indenture is replaced by the following:

          Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any Series in which some or all of such Securities are denominated in a currency other than U.S. dollars, or (ii) any distribution to Holders of Securities, unless otherwise specified as contemplated by Section 2.02 for Securities of such Series, any amount in respect of any Security denominated in a currency other than United States dollars shall be treated for any such action or distribution as that amount of United States dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date or such action, determination of rights or distribution) as the Company or the Guarantor may specify in a written notice to the Trustee or, in absence of such written notice, as the Trustee may determine.

                         ARTICLE THREE

                         Miscellaneous

     Section 3.01 CONTINUED EFFECTIVENESS OF INDENTURE. Except as amended hereby, the Indenture shall continue in full force and effect.

     Section 3.02 PURPOSE. The purpose of this Second Supplemental Indenture is to effect the amendments set forth herein. The Company and the Guarantor warrant that all the conditions and requirements necessary to make this Second Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

     Section 3.03  RIGHTS OF TRUSTEE.  The Trustee executes this
Second Supplemental Indenture only on the condition that it shall have and enjoy with respect thereto all of the rights, duties, and immunities as set forth in the Indenture.

     Section 3.04  COUNTERPARTS.  This Second Supplemental
Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.






































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     IN WITNESS WHEREOF, U S WEST Financial Services, Inc. and
U S WEST, Inc. have caused this Second Supplemental Indenture to be signed and acknowledged by their respective Presidents, or one of their respective Vice-Presidents, Treasurers, or Assistant Treasurers, and their respective corporate seals to be affixed hereunto and the same to be attested by their respective Secretaries or Assistant Secretaries; and The Chase Manhattan Bank, N.A. has cause this Second Supplemental Indenture to be signed and acknowledged by its President, or one of its Vice-Presidents or Trust Officers, and its corporate seal to be affixed hereunto and the same to be attested by one of its Vice-Presidents or one of its Trust Officers. Executed this 24th day of June, 1994.

                              U S WEST Financial Services, Inc.


                              By:
                                 --------------------------------
                                 Title:
(SEAL)

Attest:

- - ------------------------------

                              U S WEST, Inc.


                              By:
                                 --------------------------------
                                 Title:
(SEAL)

Attest:

- - ------------------------------

                              The Chase Manhattan Bank, N.A.


                              By:
                                 --------------------------------
                                 Title:
(SEAL)

Attest:

- - -----------------------------